SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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NEONODE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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NEONODE, INC.

SCHEDULE 14C INFORMATION STATEMENT
AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2011

To Our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Neonode, Inc., a Delaware corporation (the “Company”), will be held on November 11, 2011 at 9:00 a.m. p.m. local time, at the Company’s headquarters located at Linnegatan 89, 11523 Stockholm, Sweden.

Only stockholders of record as of October 14, 2011 will be entitled to receive this Information Statement and Notice of Annual Meeting.

The following actions will be taken at the meeting:

1.	The ratification of the appointment of KMJ Corbin and Company as our independent auditor for the fiscal year 2011.

Please be advised that Per Bystedt, Thomas Eriksson, Magnus Goertz, Ramin Remo Behdasht, David Brunton, Johan Eriksson, Joseph Shain, Patrik Axelsson, Carl Molinder and John Nordling  (the “Majority Stockholders”), holding approximately 50.33% of our issued and outstanding shares of stock, beneficially own a majority of the issued and outstanding shares of stock of the Company.  The Majority Stockholders have advised the Board of Directors that they will vote their shares in favor of the foregoing proposals.  No other votes are required or necessary to adopt these proposals, and none is being solicited hereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.  NO ACTION IS REQUIRED BY YOU.

By Order of the Board of Directors

/s/ Per Bystedt
Mr. Per Bystedt, Chairman
October 20, 2011

Important Notice Regarding the Availability of Materials for the Stockholders Meeting to be Held on November 11, 2011.  This Information Statement and the Annual Report to Stockholders are available at www.neonode.com.

NEONODE, INC.

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Neonode, Inc., a Delaware corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual Meeting of Stockholders to be held on November 11, 2011 at 9:00 a.m. local time, at the Company’s headquarters located at Linnegatan 89, 11523 Stockholm, Sweden.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

You are welcome to attend the meeting in person to vote your shares.  However, Per Bystedt, Thomas Eriksson, Magnus Goertz, Ramin Remo Behdasht, Per Bystedt, Thomas Eriksson, Magnus Goertz, Ramin Remo Behdasht, David Brunton, Johan Eriksson, Joseph Shain, Patrik Axelsson, Carl Molinder and John Nordling (the “Majority Stockholders”), the holders of a majority of our outstanding stock, have informed us that they will vote all of their shares of stock for all of the proposals set forth in this Information Statement.  Accordingly, these matters will be approved.

This Information Statement is being furnished to you solely for the purpose of informing you and the other stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law.

Since the proposals will be approved by the holders of the required majority of the issued and outstanding shares of the Company, in order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible to accomplish the purposes hereafter described, we will not be soliciting proxies.  You are urged to read this Information Statement in its entirety for a description of the actions to be taken at the Annual Meeting.

This Information Statement will be mailed on or about October 20, 2011 to stockholders of record as of October 14, 2011.

The complete mailing address of the Company’s principal executive office is: Linnegatan 89, 11523 Stockholm, Sweden.

As of September 30, 2011 the following voting shares were outstanding:

CLASS	SHARES OUTSTANDING	VOTING
Common Stock	27,934,179	27,934,179
Series A Preferred Stock	83	83
Series B Preferred Stock	114	114
Total:	27,934,376	27,934,376

Each issued share is entitled to one vote.

The Majority Stockholders, holders of 14,059,560 shares of our stock (approximately 50.33% of the total outstanding shares), will vote to approve each of the proposals.  Appraisal rights are not available to stockholders with respect to any matter approved.

                The annual report on Form 10-K of the Company for the year ended December 31, 2010 (the “Annual Report”), along with the Company’s audited financial statements for the year ended December 31, 2010, are being mailed to the Company’s stockholders with this Information Statement and are hereby incorporated by reference.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

THE COMPANY IS NOT SOLICITING PROXIES IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ADMISSION TO ANNUAL MEETING

Only stockholders of record will be admitted to the 2011 Annual Meeting.  You must present proof of your ownership of your Neonode, Inc. stock to be admitted to the 2011 Annual Meeting.  If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2011 Annual Meeting, you must present proof of your ownership such as a bank or brokerage account statement, to be admitted.  Stockholders must also present a form of personal identification to be admitted to the 2011 Annual Meeting.  No cameras, recording equipment or electronic devices will be permitted in the meeting.

OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED

Each share of Common Stock, Series A Preferred Stock, and Series B Preferred Stock entitles the holder thereof to one vote on each matter properly brought before the 2011 Annual Meeting.  As of the Record Date, 27,934,179 shares of Common Stock were issued and outstanding, 83 shares of Series A Preferred Stock were issued and outstanding, and 114 shares of Series B Preferred Stock were issued and outstanding.  Thus, stockholders representing no fewer than 13,967,189 shares of the Company’s stock are required to vote for the aforementioned proposals to approve the matters set forth therein.  It is anticipated that at the 2011 Annual Meeting, the Majority Stockholders, who beneficially own 14,059,560 shares of stock, representing approximately 50.33% of the total number of outstanding shares of the Company’s stock on the Record Date, will vote in favor of the aforementioned proposal, thereby ensuring the ratification of the appointment of KMJ Corbin and Company as independent auditor.  Since the proposal will be approved by the holders of the required majority of the issued and outstanding stock of the Company, no proxies are being solicited in connection with this Information Statement and the accompanying Notice of Annual Meeting of Stockholders of the Company.

In accordance with Rule 14c-2 under the Exchange Act, the proposal will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders of the Company. As this Information Statement is being sent to the beneficial owners of Common Stock on October 20, 2011, which is more than twenty (20) days before the date of the 2011 Annual Meeting, the Company anticipates that the actions contemplated by this Information Statement will be effected on or about the close of business on the date of the 2011 Annual Meeting.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s stock held of record by such persons as of the Record Date and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DIRECTORS OF THE COMPANY

According to our Certificate of Incorporation, the Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of Directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining Directors.  A Director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the Director’s successor is elected and qualified.  This includes vacancies created by an increase in the number of Directors.

The Board currently has three members, Mr. Per Bystedt, Mr. John Reardon, and Mr. Thomas Eriksson.  Mr. Bystedt and Mr. Eriksson were both re-elected as Directors on December 11, 2009 for a three-year term expiring at the 2012 Annual Meeting of Stockholders of the Company.  Mr. Reardon was re-elected as a Director at the 2010 Annual Meeting of Stockholders of the Company for a three-year term expiring at the 2013 Annual Meeting of Stockholders.

No Directors are being elected at the 2011 Annual Meeting.

As of the date of this Information Statement, there are no material proceedings to which any Director or executive officer of the Company, or any associate thereof, is a party which is adverse to or has a material interest adverse to the Company or any of its subsidiaries.

The following is a brief biography of each continuing Director:

Directors Continuing in Office whose Terms Expire at the 2012 Annual Meeting

Per Bystedt, age 46, has served as Executive Chairman of the Company since January 28, 2011 and as the Chairman of the Board of Directors of the Company since May 2008.  From May 2008 through January 2011, he served as Chief Executive Officer of the Company, and he served as the interim Chief Executive Officer of the Company from October 2005 through July 2006. Since 1997, Mr. Bystedt has been the Chief Executive Officer of Spray AB, an internet investment company. From 1991 through 1997, Mr. Bystedt was CEO of various television production and network companies including Trash Television, ZTV AB, TV3 Broadcasting Group Ltd. and Senior Vice President of MTG AB. From 2000 to 2010, Mr. Bystedt served as a member of the Board of Directors of Axel Johnson AB.  From 2000 to 2008, he was a member of the board of directors of Eniro AB. and from 2005 to 2008, was a member of the Board of Directors of Servera AB.  From 2005 to 2010, Mr. Bystedt was the Chairman of the Board of Directors of AIK Fotboll AB.   From 1997 through 2005, he served as a member of the Board of Directors of Ahlens AB, and from 1998 through 2000 he was the Chairman of the Board of Directors of Razorfish, Inc.  Mr. Bystedt holds an MBA degree from the Stockholm School of Economics.

The Board has concluded that Mr. Bystedt should serve as director of the Company because of his extensive management experience, his past experience as the Company’s Chief Executive Officer, and his more than twelve years of venture capital experience with technology companies. Moreover, Mr. Bystedt’s educational background and over twenty years experience as a chief executive officer and member of the boards of directors of various companies attests to his wide-ranging experience in management and finance, and his familiarity with reading and evaluating financial statements.

Thomas Eriksson, age 41, has served as the Chief Executive Officer of the Company since January 28, 2011, as a Director of the Company since December 2009, and as the Chief Executive Officer of Neonode Technologies AB, a wholly-owned subsidiary of the Company, since January 1, 2009.  From February 2006 through December 31, 2008, Mr. Eriksson served as the Chief Technical Officer of the Company. Mr. Eriksson was one of the founders of Neonode, Inc. in 2001.

The Board has concluded that Mr. Eriksson should serve as director of the Company because of his experience as one of the founders of the Company, and his deep understanding of the Company’s technology.  Mr. Eriksson has extensive knowledge of the Company’s touch screen technology and hands-on experience relating to the Company’s operational activities.

Director Continuing in Office whose Term Expires at the 2013 Annual Meeting

John Reardon, age 51, has served as a director of SBE, Inc the predecessor of Neonode Inc., since February 2004 and of the Company since February 2007. Mr. Reardon is the chairman of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Company. Mr. Reardon has served as President and member of the board of directors of The RTC Group, a technical publishing company since 1990. In 1994, Mr. Reardon founded a Dutch corporation, AEE, to expand the activities of The RTC Group into Europe. Mr. Reardon also serves on the board of directors of One Stop Systems, Inc., a computing systems and manufacturing company.  Mr. Reardon holds a BA degree from National University.

The Board has concluded that Mr. Reardon should serve as director of the Company because of his wide-ranging experience in management and finance, and his over twenty years experience in business development.  In particular, during his more than twenty years experience as a business owner and member of the boards of directors and audit committees of various companies, Mr. Reardon has developed wide-ranging experience in management and finance, and is familiar with reading and evaluating financial statements and interacting with companies’ auditors and accounting specialists.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Structure

The Company provides optical infrared touchscreen solutions for handheld and small to midsized consumer and industrial electronic devices.  The Company licenses its touchscreen technology to Original Equipment Manufacturers (“OEMs”) and Original Design Manufacturers (“ODMs”) who imbed the Company's touchscreen technology into electronic devices that they develop and sell. The cornerstone of the Company's solution is zForce®, the Company's innovative optical infrared touchscreen technology that offers a number of benefits compared to other touch screen technologies currently on the market, including  lower cost and more functional alternatives.  zForce® also consumes less power than the Company's competitor's solutions, is able to function in a wide temperature range, requires no screen overlay, and thus offers a much clearer picture while at the same time accommodating multi-touch functionality.  zForce® combines full finger touch capabilities and high resolution pen support in the same solution.

The Company’s Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “NEON.OB.”

The Company has one subsidiary, Neonode Technologies AB, in Sweden.  The Swedish subsidiary was established to accelerate the research and development of the Company’s proprietary technology and solutions.

Board Leadership Structure

The Company has chosen to separate the principal executive officer and Board chairman positions.  The Company believes that following the expansion of the Company’s activities in the last year, having two individuals serve in these positions is the most appropriate for the Company.   Now that that the Company is actively marketing and licensing its technology and entering into license agreements with customers, having one individual being responsible for the operational aspects of the Company’s business and a second individual being responsible for the strategic aspects of the Company’s business is more efficient than having both responsibilities in the hands of one person.  By disassociating and clarifying the roles of the Company’s principal executive officer and the Board chairman, the Company believes that it has created clearer responsibility and accountability at the top of the Company.

Corporate Governance Guidelines

The Company adopted the Neonode, Inc. Code of Business Conduct that applies to all officers, Directors and employees.  All of the Company’s employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and with applicable laws and regulations.  The Code of Business Conduct contains a separate Code of Ethics that applies specifically to the Company’s Chief Executive Officer and senior financial officers.  The Code of Business Conduct and Code of Ethics is available on our website at http://www.neonode.com/Documents/investor/business_code_of_conduct.pdf.

The Board has adopted a written Audit Committee Charter that is available on the Company’s website at http://www.neonode.com/Documents/investor/audit_committee_charter.pdf.

The Board has adopted a written Compensation Committee Charter that is available on the Company’s website at http://www.neonode.com/Documents/investor/compensation_committee_charter.pdf.

The Board has adopted a written Nominating and Governance Committee Charter that is available on the Company’s website at http://www.neonode.com/Documents/investor/nominating_and_governance_committee_charter.pdf.

Board Committees

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. John Reardon, Per Bystedt and Thomas Eriksson are the members of each committee. During the Company’s 2010 fiscal year, the Audit Committee met four times, the Compensation Committee met twice, and the Nominating and Governance Committee met twice. All of the Directors attended at least 75% of the meetings of each committee.

Below is a description of each committee of the Board.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that only John Reardon meets the applicable rules and regulations regarding “independence” and is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee.  John Reardon is Chairman of the Audit Committee.  The members of the Audit Committee are John Reardon, Per Bystedt and Thomas Eriksson.  The Audit Committee of the Board, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions, including the following:

•	determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;
•	reviewing and approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law;
•	conferring with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;
•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the financial statements to be included in the Company’s Annual Report on Form 10-K; and
•	discussing with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements.

The Board annually reviews the SEC standards and definition of independence for Audit Committee members and has determined that a majority of members of the Company’s Audit Committee are not independent. The Company does not have an “audit committee financial expert”, as defined in the rules of the Securities and Exchange Commission, serving on the Audit Committee because the Board believes that the background and financial sophistication of its members are sufficient to fulfill the duties of the Audit Committee.

Compensation Committee.  John Reardon is Chairman of the Compensation Committee. The members of the Compensation Committee are John Reardon, Per Bystedt and Thomas Eriksson.  The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee’s functions include the following:

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management;
•	reviewing and approving the compensation and other terms of employment of the Company’s Chief Executive Officer;
•	reviewing and approving the compensation and other terms of employment of the other executive officers; and
•	administering and reviewing the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

       A majority of the members of the Compensation Committee are not independent.

       The Compensation Committee conducts an annual performance and compensation review for each of our executive officers and determines salary adjustments and bonus and equity awards at one or more meetings generally held during the last quarter of the year. In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman with the assistance of the Company’s Chief Executive Officer and Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and Chief Financial Officer.

       The Committee approves routine on-hire option grants to employees of the Company, subject to specific limitations.  For these grants, the exercise price must be equal to the closing price on the Over the Counter Bulletin Board of the Company’s Common Stock on the date of grant.

Nominating and Governance Committee.  John Reardon is Chairman of the Nominating and Governance Committee. The members of the Nominating and Governance Committee are John Reardon, Per Bystedt and Thomas Eriksson.  The Nominating and Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as Directors of the Company, consistent with criteria approved by the Board. The Nominating and Governance duties include the following:

•	reviewing and evaluating incumbent Directors;
•	recommending candidates to the Board for election to the Board; and
•	making recommendations to the Board regarding the membership of the committees of the Board.

A majority of the members of the Nominating and Governance Committee are not independent.

The Nominating and Governance Committee believes that candidates for Director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for Director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent Directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such Directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such Directors’ independence.

In the case of new Director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent pursuant to applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating Director candidates.  To date, the Nominating and Governance Committee has not received any Director nominations from stockholders of the Company.

The Nominating and Governance Committee will consider Director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Neonode, Inc., Linnegatan 89, 11523 Stockholm, Sweden, at least six months prior to any meeting at which Directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a Director, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Meetings of the Board

The Board met four times during the Company’s 2010 fiscal year. Each Director attended 75% or more of the meetings of the Board and of the committees on which he served, held during the period for which he was a Director or committee member, respectively.  In addition, in 2010 the Company’s independent Directors met in regularly scheduled executive sessions at which only independent Directors were present.

All of the Board members attended last year’s annual meeting, either in person or telephonically.

Communication with the Board

Stockholders, or anyone else wishing to contact the Board directly, may send a written communication to David W. Brunton, Chief Financial Officer, 2700 Augustine Dr, Suite 100, Santa Clara, Ca 95054, USA.  Mr. Brunton will forward such correspondence only to the intended recipients, whether the entire Board or only an individual Board member.  However, prior to forwarding any correspondence, Mr. Brunton will review such correspondence and, in his discretion, may not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Independence of the Board of Directors

A majority of the members of the Board of a company listed on a national exchange must qualify as “independent,” as affirmatively determined by the Board of Directors.  Since the Company is not listed on a national exchange, it is not required to comply with these “independence” requirements.  At present, the sole independent member of the Board of Directors is John Reardon.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time.  In addition, the Audit Committee of the Board is responsible for the assessment and oversight of the Company’s financial risk exposures.

Directors’ Fees

For calendar year 2010, John Reardon, the Company's only non-employee director, received fees for serving as a member of the Board of Directors.  Neither Per Bystedt nor Thomas Eriksson received any fees for serving on the Board.   For the period January 1, 2010 through June 30, 2010, John Reardon, the Company's only non-employee director, received an annual retainer of $12,000, payable monthly in arrears, pro rata for six months.   For the period from July 1, 2010 through June 30, 2011, the annual retainer for each non-employee director of the Company was increased to $24,000 per calendar year.  Beginning July 1, 2011, the annual retainer for each independent, non-employee director of the Company was increased to $48,000, payable monthly in arrears.  Directors are not entitled to receive a per-meeting fee.  The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Effective January 2, 2008, on January 2 of each year (or the next business day if that date is a legal holiday), each non-employee director is entitled to an additional option to purchase 1,600 shares of common stock of the Company.  However, the Company did not grant the non-employee directors any stock options on January 2, 2009, January 2, 2010, or January 2, 2011.  The exercise price of options granted is 100% of the fair market value of the common stock subject to the option on the date of the option grant.  Options granted to Directors may not be exercised until the date upon which the optionee (or the affiliate of the optionee) has provided one year of continuous service as a non-employee director following the date of grant of such option, at which point 100% of the option becomes exercisable.  The options will fully vest upon a change of control, unless the acquiring company assumes the options or substitutes similar options.  The term of options granted is 10 years.

As of September 30, 2011, no options granted to Directors had been exercised.

DIRECTOR COMPENSATION

The table below summaries the compensation paid by the Company to our Directors for the fiscal year ended December 31, 2010:

Name(a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option or Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John Reardon (c)	$18,000	-	$110,000	-	-	-	$128,000

(a)
All compensation paid to Per Bystedt and Thomas Eriksson is disclosed in the footnotes to the Summary Compensation Table.  Neither Mr. Bystedt nor Mr. Eriksson received any fees for serving on the Company’s Board of Directors.

(b)
Amounts are calculated as of the grant date of the option or warrant award in accordance with the provisions of applicable Accounting Standards. Please see Note 14. “Stock Based Compensation” in the Notes to the consolidated financial statements  as filed on Neonode Inc.’s annual report Form 10-K for the valuation assumptions made in the Black-Scholes option pricing used to calculate fair value of the option or warrant awards.

(c)
On August 25, 2009, Mr. Reardon was granted a 7-year warrant to purchase 200,000 shares of our common stock at an exercise price equal to $0.50 per share. On October 15, 2010, Mr. Reardon was granted a warrant to purchase 80,000 shares of our common stock at an exercise price of $1.38 per share.  The warrant vested on the date of grant. Mr. Reardon holds 9,204 stock options to purchase our Common Stock with exercise prices ranging from $35.50 to $687.50 per share.

PROPOSAL ONE

TO RATIFY THE APPOINTMENT OF KMJ CORBIN AND COMPANY
AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2011

The Board of Directors has selected KMJ Corbin and Company as the Company’s independent auditor for the current fiscal year, and the Board is asking stockholders to ratify that selection.  The Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KMJ Corbin and Company for ratification by stockholders as a matter of good corporate practice.

FEES PAID TO THE INDEPENDENT AUDITOR

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2010 and 2009, by KMJ Corbin and Company, our principal accountant.

	Fiscal Year Ended (in thousands)
	2010	2009
Audit Fees	$239	$132
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$239	$132

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the foregoing services separate from the audit services by KMJ Corbin and Company are compatible with maintaining the principal accountant’s independence.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services).  Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services.  All of the fees earned by KMJ Corbin and Company described above were attributable to services pre-approved by the Audit Committee.

The affirmative vote of holders of a majority of the shares of Common Stock and of Preferred Stock represented at the meeting, voting together as a single class, is required to approve the ratification of the selection of KMJ Corbin and Company as the Company’s independent auditor for the current fiscal year.

THE MAJORITY STOCKHOLDERS WILL VOTE IN FAVOR OF THIS PROPOSAL.  NO PROXY IS REQUIRED OR REQUESTED FROM YOU.  VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

OTHER INFORMATION REGARDING THE COMPANY

Our executive officers and the executive officers of our subsidiary who perform policy-making functions are as follows:

Name	Age	Position with the Company	Officer Since
Mr. Thomas Eriksson	41	CEO of the Company and CEO of Neonode Technologies AB and Director	April 26, 2009
Mr. David W. Brunton	61	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	November 1, 2001

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, Directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2011, certain information regarding the estimated ownership of our common stock assuming conversion of all issued and outstanding Series A and Series B Preferred Stock by: (i) each director; (ii) each of our “named executive officers,” as defined in Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission; (iii) all executive officers and directors of Neonode as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.  Unless otherwise indicated, the address for each of the persons and entities set forth below is c/o Neonode Inc. – Linnegatan 89, SE 115 23, Stockholm, Sweden.

Percentage ownership is based on 27,989,128 shares, the estimated number of shares of common stock outstanding after the conversion of the Series A and B Preferred Stock.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants or upon the conversion of outstanding notes held by that person that are exercisable or convertible at the present time or within 60 days of September 30, 2011 are considered outstanding.  These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total

Per Bystedt (2)(3)(4)	4,657,467	16.67%
Chairman of the Board

Thomas Eriksson (5)	3,199,755	11.45%
CEO and Director

Magnus Goertz	2,830,261	10.13%
Founder and 10% holder

Mats Dahlin (6)	1,002,353	3.59%
Director of Neonode Technologies AB

David Brunton (2)(7) CFO	675,276	2.42%

John Reardon (2)(8) Director	291,403	1.04%

All executive officers and directors as a group (6 persons) (2)	12,656,515	45.31%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Includes, 1,600, 8,800 and 8,924 shares of common stock that Messrs. Bystedt, Brunton and Reardon, respectively, have the right to acquire within 60 days after the date of this table under outstanding stock options.

(3)	Includes 2,996,299 shares of common stock, warrants to purchase 227,661 shares of common stock at an exercise price of $1.38 per share. Iwo Jima SARL may be deemed an affiliate of Mr. Bystedt.

(4)
Includes 1,006,184 shares of common stock, warrants to purchase 387,773 shares of common stock at an exercise price of $1.38 per share, warrants to purchase 7,500 shares of common stock at an exercise price of $3.13 per share and $75,000 of convertible debt that can be converted into 30,000 shares of common stock that is held by Mr. Bystedt.

(5)	Includes warrants to purchase 400,000 shares of common stock at an exercise price of $1.38 per share held by Mr. Eriksson.

(6)
Includes 673,429 shares of common stock, warrants to purchase 215,724 shares of common stock at an exercise price of $1.38 per share, warrants to purchase 93,200 shares of common stock at an exercise price of $3,13 per share that is held by Davisa Ltd. Davisa Ltd may be deemed an affiliate of Mr. Dahlin.

(7)
Includes 160,000 warrants to purchase shares of common stock at an exercise price of $0.50 per share and 160,000 warrants to purchase shares of common stock at an exercise price of $1.38 per share held by Mr. Brunton.

(8)
Includes 200,000 warrants to purchase shares of common stock at an exercise price of $0.50 per share and 80,000 warrants to purchase shares of common stock at an exercise price of $1.38 per share held by Mr. Reardon.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2010 and 2009:

Summary Compensation Table

Name and Principal Position	Year (a)	Salary ($)		Bonus ($)		Stock Awards ($)	Option or Warrant Awards ($) (b)		All Other Compensation ($)		Total ($)
Per Bystedt,	2010	$208,189	(d)	$29,091	(f)	-	$440,000		-		$677,280
CEO(c)	2009	$218,302	(e)	-		-	-		-		$218,303

Thomas Eriksson,	2010	$215,128	(h)	$36,364	(j)	-	$550,000		$12,491	(k)	$813,983
CEO of Neonode Technologies AB (g)	2009	$216,417	(i)	-		-	-		-		$216,417

Magnus Goertz,	2010	$151,746	(l)	-		-	-		-		$151,746
Lead Engineer	2009	$216,471	(m)	-		-	-		-		$216,471

David W. Brunton,	2010	$132,000		-		-	$220,000	(n)	-		$352,000
Chief Financial Officer	2009	$85,000		-		-	$77,934		-		$162,934

(a)
The amounts in this table are displayed in U.S. Dollars (USD).  All compensation paid in 2010 in Swedish Krona have been converted from the SEK to USD using the average exchange rate for fiscal 2010 year - 7.21 SEK to the USD.  All compensation paid in 2009 in Swedish Krona have been converted from the SEK to USD using the average exchange rate for fiscal 2009 year - 7.65 SEK to the USD.

(b)
The amounts are calculated as of the grant date of the option or warrant award in accordance with the provisions of applicable Accounting Standards. Please see Note 10. “Stock Based Compensation” in the Notes to the consolidated financial statements  as filed on Neonode Inc.’s annual report on Form 10-K for the valuation assumptions made in the Black-Scholes option pricing model used to calculate the fair value of the option or warrant awards.

(c)	Mr. Bystedt resigned from his position as CEO of the Company on January 28, 2011. Mr. Bystedt continues to serve as the Company's Chairman of the Board.

(d)
Mr. Bystedt through a consulting agreement with his company, Iwo Jima SARL, earned a total of $208,189 in salary plus applicable Swedish payroll taxes for his services as CEO of Neonode Inc. for the year ended December 31, 2010. We converted $166,551 of the amount owed to Iwo Jima SARL to a convertible note and a warrant as discussed above and paid $41,638 in cash. Mr. Bystedt accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month.

(e)
Mr. Bystedt through his company, Iwo Jima SARL, entered into a consulting agreement with us whereby he earned a total of $218,302 salary plus applicable Swedish payroll taxes for his services as CEO of Neonode Inc. for the year ended December 31, 2009. We converted $51,303 of the amount owed to Iwo Jima SARL to a convertible note and a warrant as discussed above and $159,445 is included in our accrued expenses at December 31, 2009.  Mr. Bystedt accrued a salary and applicable Swedish payroll taxes of 134,000 SEK per month.

(f)
On October 15, 2010, Mr. Bystedt purchased a warrant to purchase 320,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $13,060 for the warrant. The company granted Mr. Bystedt a $29,901 bonus including applicable Swedish payroll taxes to purchase the warrant. The warrant vested on the date of purchase. The amounts in this table are displayed in U.S. Dollars (USD) and are converted from the SEK to USD using the average exchange rate for fiscal 2010 year 7.21 SEK to the USD.

(g)
On September 15, 2009, Mr. Eriksson was appointed to our Board. Mr. Eriksson serves as our Chief Executive Officer of Neonode Technologies AB and his compensation is related to his duties as CEO of this company. Mr. Eriksson does not receive any fees for his duties as a member of our Board.  Mr. Eriksson was appointed CEO of Neonode Inc. on January 28, 2011.

(h)
Mr. Eriksson through a consulting agreement with his company, Wirelesstoys Sweden AB, earned a total of $111,034 for his services for the six months ended June 30, 2010. Mr. Eriksson converted from a consultant to a full time employee on July 1, 2010, and earned a total of $104,094 for his services from July 1 to December 31, 2010. We paid to Wirelesstoys Sweden AB during the year ended December 31, 2010, the $125,468 for services earned but unpaid as of December 31, 2009.  Mr. Eriksson accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month as a consultant and 125,000 SEK per month excluding applicable Swedish payroll taxes as an employee.

(i)
Mr. Eriksson through his company, Wirelesstoys Sweden AB, entered into a consulting agreement whereby he earned a total of $216,417 for his services for the year ended December 31, 2009. We paid $90,247 of the amount owed to Wirelesstoys Sweden AB during the year ended December 31, 2009 and $126,170 is included in our accrued expenses at December 31, 2009. Mr. Eriksson accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month.

(j)
On October 15, 2010, Mr. Eriksson purchased a warrant to purchase 400,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Eriksson paid $16,325 for the warrant.  The company granted Mr. Eriksson a $36,364 bonus including applicable Swedish payroll taxes to purchase the warrant.

(k)	On October 1, 2010, the Company rented an apartment for Mr. Eriksson for six months at cost of 30,000 SEK per month.

(l)
Mr. Goertz through a consulting agreement with his company, Rector AB, earned a total of $151,746 for his services for the year ended December 31, 2010. During the year ended December 31, 2010, we paid $87,994 of the amount owed to Rector AB as of December 31, 2009, and $146,750 is included in our accrued expenses at December 31, 2010.  Mr. Goertz is paid on a per hour basis and earns 1,000 SEK per hour for each hour worked.

(m)
Mr. Goertz through his company, Rector AB, entered into a consulting agreement to perform duties as a lead engineer with us whereby he earned a total of $216,471 for his services for the year ended December 31, 2009. We paid $70,628 of the amount owed to Rector AB during the year ended December 31, 2009, and $146,967 is included in our accrued expenses at December 31, 2009. Mr. Goertz accrued salary and applicable Swedish payroll taxes of 134,000 SEK per month.

(n)	On October 15, 2010, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $1.38 per share. The warrant vested on the date of grant.

Outstanding Equity Awards at December 31, 2010

		OPTION AWARDS
Name & Principal Position	Grant Date	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise price ($)	Option Expiration Date
Per Bystedt, CEO and Chairman of Board (7)	1/2/2008	1,600	(3)	-		-	$86.25	1/2/2015
	10/15/2010 (5)	320,000		-		-	$1.38	10/15/2013
David W. Brunton, CFO	4/12/2004	200		-		-	$556.25	4/12/2011
	3/31/2005	800		-		-	$368.75	8/8/2012
	3/21/2006	200		-		-	$125.00	3/21/2013
	5/30/2007	600		-		-	$58.25	5/30/2014
	8/10/2007	7,800		30,002	(1)	-	$122.50	8/10/2014
	8/25/2009 (2)	160,000		-		-	$0.50	8/25/2016
	10/15/2010 (4)	160,000		-		-	$1.38	10/15/2013
Thomas Eriksson, CEO of Neonode Technologies AB and Director (7)	10/15/2010(6)	400,000		-		-	$1.38	10/15/2013

(1)	Stock option grants vest 25% on first anniversary date of grant and monthly thereafter for the next 36 months.
(2)	On August 25, 2009, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vested on date of grant.

(3)	Mr. Bystedt was granted 16,000 stock options that vested one year after the grant date for services as a member of our Board of Directors.

(4)	On October 15, 2010, Mr. Brunton was granted a warrant to purchase 160,000 shares of our common stock at an exercise price of $1.38 per share. The warrant vested on the date of grant.

(5)
On October 15, 2010, Mr. Bystedt purchased a warrant to purchase 320,000 shares of pour common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $13,060 for the warrant. The warrant vested on the date of purchase.

(6)
On October 15, 2010, Mr. Eriksson purchased a warrant to purchase 400,000 shares of pour common stock at an exercise price of $1.38 per share. Mr. Bystedt paid $16,325 for the warrant. The warrant vested on the date of purchase.

(7)
On January 28, 2011, Mr. Bystedt resigned his position as CEO, and Mr. Eriksson was appointed CEO of the Company. Mr. Bystedt remains Chairman of the Board of Directors, and Mr. Eriksson remains as a member of the Board of Directors.

Employment Agreements and Change of Control Arrangements.

David W. Brunton

Change in Control Termination.

If Mr. Brunton’s employment terminates due to a Change in Control Termination, Mr. Brunton will be entitled to receive the following benefits:

1.
Salary Continuation.  Mr. Brunton shall receive an amount equal to six (6) months of Base Salary ($13,000 per month). Such amount shall be paid in equal monthly installments over the six (6) months following Change in Control Termination and shall be subject to all required tax withholding.

2.
Bonus Payment.  Within fifteen (15) days following the last day of the fiscal quarter during which Change in Control Termination occurs Mr. Brunton shall receive the pro-rata share of any bonus to which he would have been entitled had his employment with the Company continued.  The bonus amount paid will be the product of the bonus percentage of Base Salary derived per his bonus plan multiplied by his Base Salary from the beginning of the Fiscal Year through the date of his Involuntary Termination Without Cause.  Such payment shall be subject to all required tax withholding.

3.
Acceleration of Option Vesting.  Effective as of the date of Change in Control Termination, Mr. Brunton shall be credited with full vesting under all options to purchase the Company’s Common Stock that he holds on such date.

Thomas Eriksson

Change in Control Termination.

If Mr. Eriksson’s employment terminates due to a Change in Control Termination, Mr. Eriksson will be entitled to receive the following benefits:

1.
Salary Continuation.  Mr. Eriksson shall receive an amount equal to six (6) months of Base Salary (125,000 SEK per month). Such amount shall be paid in equal monthly installments over the six (6) months following Change in Control Termination and shall be subject to all required tax withholding.

NO DISSENTERS’ RIGHTS

      The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Per Bystedt

Mr. Per Bystedt, our Chairman of the Board of Directors, is personally involved in our refinancing and capital raising activities.  Mr. Bystedt is the beneficial holder of approximately 4.66 million shares of our common stock, or approximately 16.67%, of the Company’s outstanding shares of common stock, as of September 30, 2011 on a fully diluted basis, and is the beneficial owner of Iwo Jima SARL.

Iwo Jima SARL invested $100,000 in the Company’s December 2008 financing transaction and received 400 shares of our Series A Preferred stock that was exchanged for 192,252 shares of our Common Stock. Iwo Jima SARL also surrendered warrants in exchange for 289 shares of Series B Preferred Stock. The Series B Preferred stock was exchanged for 38,094 shares of our Common Stock.  Iwo Jima SARL was one of the three Neonode Technologies AB Stockholders which participated in the share exchange transaction with the Company pursuant to the Share Exchange Agreement on December 29, 2008. Iwo Jima SARL received 6,072 shares of our Series A Preferred Stock that was exchanged for 2,916,276 shares of our common Stock. On November 6, 2009, Iwo Jima SARL transferred 160,000 shares of our Common Stock to certain employees of the Company.

On September 15, 2009, Iwo Jima SARL purchased $64,000 in convertible notes that may be converted, at the option of Iwo Jima SARL, into 128,618 shares of our Common Stock and also received a warrant that was exercisable into 64,309 share of our Common Stock at a conversion price of $1.00 per share. On September 15, 2009, Mr. Bystedt directly purchased $51,000 in convertible notes that may be converted, at the option of Mr. Bystedt, into 102,766 shares of our Common Stock and also received a warrant that was exercisable into 51,383 shares of our Common Stock at a conversion price of $1.00 per share.  Mr. Bystedt holds 1,600 employee stock options to purchase our common stock at $86.25 per share.

On January 1, 2009, Mr. Bystedt, through his company, Iwo Jima SARL, entered into a consulting agreement with us whereby he has earned a total of $211,000 and $237,000 for his services as the CEO of Neonode, Inc. for the years ended December 2009 and 2010, respectively. Iwo Jima SARL converted $163,000 of amounts owed to it for Mr. Bystedt’s consulting services as of December 31, 2009 into convertible notes that may be converted into 326,705 shares of our common stock at a conversion price of $0.50 per share and also received a warrant that was exercisable into 163,353 shares of our common stock at a conversion price of $1.00 per share. We also paid Mr. Bystedt a bonus totaling $29,000 in the year ended December 31, 2010.

Iwo Jima Sarl invested a total of $180,000 of the $987,000 raised in the 2009 private placement financing transaction. Iwo Jima Sarl received a total of 179,743 warrants to purchase our common stock and the convertible notes can be converted into a total of 359,485 shares of our common stock. We are not obligated to register the common stock related to the convertible debt or the warrants.

On January 18, 2010, Mr. Bystedt purchased $16,000 of convertible notes that may be converted into 32,780 shares of our common stock and also received a warrant that was exercisable into 16,790 shares of our common stock at a conversion price of $1.00 per share.

On October 14, 2010, Mr. Bystedt and Iwo Jima Sarl invested a total of $258,505 of the $2,384,554 raised in the October 2010 private placement financing transaction. Mr. Bystedt exercised 295,435 warrants that were previously issued at an exercise price of $1.00 per share at a reduced exercise price of $0.88 per share and received 295,435 shares of our common stock. Mr. Bystedt and Iwo Jima Sarl, received a total of 7,385,857 replacement warrants to purchase our common stock at an exercise price of $1.38 per share. Mr. Bystedt also agreed to extend the due date on $295,434 of convertible debt held by him and a company controlled by him from December 31, 2010 to June 30, 2011.

On October 15, 2010, we sold to Mr. Bystedt a warrant to purchase 320,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Bystedt purchased the warrant for $13,060. The fair value of the warrant is $440,000 on the date of issuance and was recorded as compensation expense in the year ended December 31, 2010. The warrants were valued using the Black-Scholes option pricing model.

Effective as of January 28, 2011, Mr. Bystedt entered into a new consulting agreement with us pursuant to which he will be paid an annual chairmanship fee of $48,000, payable monthly in arrears, for serving as Chairman of the Board of Directors, and an annual services fee of $100,000, payable monthly in arrears, for providing business consulting services to us.  This new consulting agreement replaced and superseded both the employment agreement entered into between Neonode Technologies AB and Per Bystedt, dated 29 December 2008, and the consulting agreement entered into between the Company and Iwo Jima SARL, dated January 1, 2009.

On March 23, 2011, Mr. Bystedt purchased $75,000 of convertible notes that may be converted into 30,000 shares of our common stock and also received a warrant that was exercisable into 7,500 shares of our common stock at a conversion price of $3.13 per share.

Thomas Eriksson

Mr. Thomas Eriksson, our Chief Executive Officer and a member of our Board, is the beneficial holder of approximately 3.2 million shares of our common stock and warrants to purchase 10 million shares of common stock, or approximately 11.45% of our outstanding shares of common stock as of September 30, 2011 on a fully diluted basis, and is the beneficial owner of Wirelesstoys AB, which company is one of the three Neonode Technologies AB Stockholders which participated in the share exchange transaction with the Company pursuant to the Share Exchange Agreement.

As part of the share exchange transaction, Wirelesstoys AB received 6,072 shares of our Series A Preferred Stock, which shares have since been exchanged for 2,916,276 shares of our common Stock.

On November 6, 2009, Wirelesstoys AB transferred 116,521 shares of our Common Stock to certain employees of the Company.

On January 1, 2009, Mr. Eriksson, through his company, Wirelesstoys AB, entered into a consulting agreement with us whereby he has earned a total of $111,000 for the period January 1, 2010 through June 30, 2010 for his services as the CEO of Neonode Technologies AB.  Mr. Eriksson was hired as an employee on July 1, 2010 and earned $104,000 for the period July 1, 2010 through December 31, 2010. During the year ended December 31, 2010, we paid $125,000 owed to Wirelesstoys AB that was earned during year ended December 31, 2009. We also paid Mr. Ericsson a bonus totaling $36,000 and apartment rent totaling $12,000 during the year ended December 31, 2010.

On October 15, 2010, we sold to Mr. Eriksson a warrant to purchase 400,000 shares of our common stock at an exercise price of $1.38 per share. Mr. Eriksson purchased the warrant for $16,325. The fair value of the warrant is $550,000 on the date of issuance and was recorded as compensation expense in the year ended December 31, 2010. The warrants were valued using the Black-Scholes option pricing model.

On October 1, 2010, the Company rented an apartment for Mr. Eriksson for six months at a cost of 30,000 SEK per month.

 Magnus Goertz

Mr. Magnus Goertz, one of our founders, is the beneficial holder of approximately 2.8 million shares of our common stock, or approximately 10.13% of our outstanding shares of common stock as of September 30, 2011 on a fully diluted basis, and is the beneficial owner of Athemis Ltd., which company is one of the three Neonode Technologies AB Stockholders which participated in the share exchange transaction with the Company pursuant to the Share Exchange Agreement.

As part of the share exchange transaction, Athemis Ltd. received 6,072 shares of our Series A Preferred Stock, which shares have since been exchanged for 2,916,276 shares of our common Stock.

On November 6, 2009, Athemis Ltd. transferred 86,015 shares of our common stock to certain employees of the Company.

On January 1, 2009, Mr. Goertz, through his company, Rector AB, entered into a consulting agreement with us whereby he has earned a total of $151,000 per year for his services as an engineer. We paid $88,000 and $64,000 of the amount owed to Rector AB during the year ended December 31, 2010 and 2009, respectively.   The cumulative unpaid balance of $147,000 is included in our accrued expenses at December 31, 2010.

  Mats Dahlin

Mr. Mats Dahlin, a member of the Board of Directors of our wholly owned subsidiary, Neonode Technologies AB, is the beneficial owner of Davisa Ltd.  As of September 30, 2011, Mr. Dahlin is the beneficial owner of approximately 1.0 million shares of our common stock or approximately 3.59% of our outstanding shares of common stock on a fully diluted basis.

On October 9, 2009 and December 15, 2009, Davisa Ltd. purchased a total of $50,000 in convertible notes that may be converted, at the option of Davisa Ltd., into 99,301 shares of our common stock and also received warrants that were exercisable into 49,651 shares of our common stock at a conversion price of $1.00 per share (see below).  On August 25, 2009, Davisa Ltd. was granted a warrant to purchase 186,400 shares of our common stock at an exercise price of $0.50 per share in consideration for Mr. Dahlin’s services as a Board member and advisor to the Company.  In June 2009, Mr. Dahlin, through his company, Davisa Ltd., entered into a consulting agreement with us whereby he earned a total of $28,000 for his services for the year ended December 31, 2010.  In lieu of a cash payment, on December 15, 2009, we converted the $28,000 to a convertible note and a warrant under the same terms and conditions as the September 2009 convertible debt financing transaction. Davisa Ltd. received a total of $28,000 in convertible notes that may be converted, at the option of Davisa Ltd., into 56,000 shares of our common stock and also received warrants that were exercisable into 28,000 shares of our common stock at a conversion price of $1.00 per share.

On March 21, 2010, we issued 35,000 shares of our common stock and a warrant to purchase 35,000 of our common stock an exercise price of $1.00 per share to Davisa Ltd. for services provided for the private placement of convertible note and warrant in the March 2010 financing transaction.  On February 18, 2010, Davisa Ltd. purchased a total of $138,000 convertible notes that may be converted, at the option of Davisa Ltd., into 276,148 shares of our common stock and also received warrants that were exercisable into 138,074 shares of our common stock at a conversion price of $1.00 per share.

On September 27, 2010, we issued 15,000 shares of our common stock and a warrant to purchase 15,000 of our common stock an exercise price of $1.00 per share valued at $26,000 to Davisa Ltd for services provided for the private placement of convertible note and warrant in the March 2010 financing transaction.

On November 17, 2010, Davisa Ltd. invested a total of $161,000 in cash and converted $28,000 in consulting fees payable by us pursuant to the warrant repricing agreement and received a total of 215,725 shares of our common stock and 215,725 replacement warrants to purchase our common stock.

On March 4, 2011, as part of the March 2011 financing transaction, Davisa Ltd. exercised warrants to purchase 186,400 shares of our common stock at an exercise price of $0.50 per share, and in addition to issuing Davisa Ltd. 186,400 shares of our common stock, we issued Davisa Ltd. a warrant to purchase 93,200 shares of our common stock at an exercise price of $3.13 per share.

On April 25, 2011, Davisa Ltd. exercised warrants to purchase 50,000 shares of our common stock. The company waived the exercise price as compensation for brokerage services provided by Davisa Ltd. in assisting the Company in the 2011 convertible debt financing transaction.

Independence of the Board of Directors

The Board has determined that only John Reardon is an independent director within the meaning of the applicable NASDAQ listing standards. The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. John Reardon is the sole independent director committee member, and has been joined on each of the Board’s committees by Per Bystedt and Thomas Eriksson.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

ANNUAL REPORT ON FORM 10-K

On March 31, 2011, we filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2010.  A copy of the Form 10-K has been mailed to all stockholders along with this Information Statement.  The Company’s filings with the SEC are all accessible by following the links on the Company’s website at http://investor.neonode.com.  Stockholders may obtain additional copies of the Company’s Annual Report on Form 10-K and the exhibits thereto, without charge, by writing to us at our principal executive offices at Linnegatan 89, 11523 Stockholm, Sweden.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders.  Under the rules of the SEC, to be included in the proxy statement for our 2012 annual meeting of stockholders, proposals must be received by us no later than June 22, 2012.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Information Statement incorporates by reference the following documents which we have previously filed with the Securities and Exchange Commission (SEC).  They contain important information about the Company and its financial condition.

●           The Company’s 2010 Annual Report on Form 10-K filed with the SEC on March 31, 2011.
●           The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2011.
●           The Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011.

We will provide, without charge, a copy of any and all of the information that has been incorporated by reference in this proxy statement (without exhibits unless such exhibits are specifically incorporated by reference in this proxy statement) to each person to whom a proxy statement is delivered, upon written or oral request of such person, and by first class mail or other equally prompt means within one business day of receipt of such request,.  You may request of copy of the foregoing documents by writing to us at Neonode, Inc., Linnegatan 89, 11523 Stockholm, Sweden, or by calling us at (925) 229-2125.

By Order of the Board of Directors

/s/ Per Bystedt
Mr. Per Bystedt
Chairman of the Board
Stockholm, Sweden

October 5, 2011